Exhibit 10.18
Amendment #1 to the Plasma Supply Agreement

Confidential Materials Omitted and Filed Separately with the
U.S. Securities and Exchange Commission
Confidential Portions denoted by [***]

This Amendment #1 to the Plasma Supply Agreement (this “Amendment #1”), effective as of February 25, 2014 (“Effective Date”), is by and between Biotest Pharmaceuticals Corporation, a Delaware corporation, having a place of business at 5800 Park of Commerce Boulevard NW, Boca Raton, Florida 33487 (“BPC”) and ADMA Biologics, Inc., a Delaware corporation, having its principal place of business at 465 Route 17 South, Ramsey, New Jersey 07446 (“ADMA”).

WHEREAS, BPC and ADMA are Parties to that certain Plasma Supply Agreement, with and effective date of June 22, 2012 (the “Agreement”); and

WHEREAS, BPC and ADMA desire to amend the Agreement in order to extend the Agreement and memorialize the amendment of certain provisions in the Agreement;

NOW, THEREFORE, in consideration of the respective promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

Amendment:

1.
Section  A(1) of the Agreement, entitled “Term of Agreement,” is hereby amended by deleting the last two sentences of the paragraph and replacing them with the following:

“The Parties hereto agree to extend the Agreement for an additional [***] period such that Agreement shall continue until [***].  The Agreement may be renewed for an additional [***] term upon the mutual consent of the Parties. Each Party agrees to notify the other of its intention to renew or not to renew the Agreement no less than [***] prior to the expiration of the term of this Agreement.”

2.
 Section A(2) of the Agreement, entitled “Prices and Volumes” is hereby amended by adding the following: [***]

1 ADMA must offer all of its available Plasma produced at the ADMA BioCenter located at 6290 Jimmy Carter Boulevard, Suite 208, Norcross, Georgia, [***], during each year for the term of the Agreement to BPC for purchase. BPC must notify ADMA no later than thirty (30) calendar days after receipt of such notice, whether it wishes to purchase such [***].   ADMA and BPC may mutually agree from time to time to increase the minimum purchase volume quantity to adjust for increased Normal Source Plasma collections during the term and extensions of this agreement.   If BPC fails to respond or specifically responds in the negative, ADMA may then offer and sell its [***] to any other party.

2Both ADMA and BPC agree that at such time that ADMA notifies BPC of the execution of a lease for a second plasma facility (“Second ADMA Center”), BPC shall have the option to purchase Plasma which amount shall not be less than [***] annually, pursuant to the terms and conditions of the Agreement, provided the Plasma meets BPC’s specifications and is [***].  BPC will, within [***] from receipt of notification by ADMA of the execution of a lease for Second ADMA Center, inform ADMA of its desired minimum purchase quantity of Plasma from this Second ADMA Center (“Proposal”). If BPC fails to provide ADMA with a Proposal within [***] from receipt of notice, ADMA shall have the right, in its sole discretion, to sell such future rights to purchase the plasma to any third party on any terms it deems to be in its best interest.

3.	Section A(2)(b) of the Agreement, is hereby deleted and replaced with the following: “Beginning in [***], the pricing for Plasma will be the price per liter in effect as of [***].”

Miscellaneous:

Each party certifies that each of its representations and warranties set forth in this Amendment #1 is true and correct as of the date hereof as though made on the date hereof.

Except as expressly provided herein, all terms and conditions set forth in the Agreement remain unchanged and continue in full force and effect. This Amendment #1 shall govern in the event of any conflict between this Amendment #1 and the Agreement. Capitalized terms not otherwise defined herein have the meanings ascribed thereto in the Agreement.  It is agreed by the parties that all references to the Agreement hereafter made by them in any document or instrument delivered pursuant to or in connection with the Agreement shall be deemed to refer to the Agreement as amended hereby.

This Amendment #1 and the Agreement embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter.

This Amendment #1 may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same single document, and any such counterpart containing an electronically scanned or facsimile signature will have the same effect as original manual signatures.

The Parties agree that they and their employees shall execute all documents and do all other things necessary to carry out the intent to implement the provisions of this Amendment #1.

IN WITNESS WHEREOF, the parties hereby have caused this Amendment #1 to the Agreement to be executed and the persons signing below warrant that they are duly authorized to sign for and on behalf of their respective Parties.

ADMA Biologics, Inc. By: /s/ Adam Grossman Name: Adam Grossman Title: President and Chief Executive Officer Date: February 25, 2014	Biotest Pharmaceuticals Corporation By: /s/ Jordan Siegel Name: Jordan Siegel Title: Chief Executive Officer Date: February 25, 2014